UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 8, 2022

FUTUREFUEL CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-52577	20-3340900
(Commission File Number)	(IRS Employer Identification No.)

8235 Forsyth Blvd., Suite 400
St. Louis, Missouri 63105
(Address of Principal Executive Offices)

(314) 854-8352
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FF	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01 – Changes in Control of Registrant.

On June 8, 2022, St. Albans Global Management, LLC (successor by conversion to St. Albans Global Management, Limited Partnership, LLLP) (“Global”), SAGM Holdings, LLC (“SAGM”), P.A. Novelly II (“P.A. Novelly”) and Apex Holding Co. (“Apex Holding”) filed an amendment to Schedule 13D (the “Amendment”) reporting that (i) Global and SAGM possess shared voting and dispositive power over 17,085,100 shares of common stock (“Shares”) of FutureFuel Corp. (the “Company”), constituting approximately 39.0% of the issued and outstanding Shares (the “Global Shares”); (ii) Apex Holding possesses shared voting and dispositive power over 375,000 Shares, constituting approximately 0.9% of the issued and outstanding Shares (the “Apex Shares”); and (iii) P.A. Novelly possesses shared voting and dispositive power over 17,460,100 Shares, consisting of the Global Shares and the Apex Shares and constituting approximately 39.9% of the issued and outstanding Shares.

Previously, Global’s predecessor and Paul A. Novelly (“Tony Novelly”) reported on a Schedule 13D filed April 28, 2008 (the “Original 13D”), that (i) Global and Tony Novelly each possessed sole voting and dispositive power over Shares then held by Global’s predecessor, in his capacity as its then Chief Executive Officer; and (ii) Tony Novelly possessed shared voting and dispositive power over Shares then held by Apex Holding in his capacity as its then Chairman and Chief Executive Officer. Such Shares then collectively constituted approximately 33.5% of the issued and outstanding Shares. Tony Novelly is P.A. Novelly’s father.

The Amendment reports various transactions by Global and Apex Holding since the filing of the Original 13D (the “Interim Transactions”) bringing the present amounts of Global Shares and Apex Shares to the amounts set forth above.

The Amendment reflects certain changes in management of Global and Apex Holding since the Original 13D, including that: (i) P.A. Novelly currently serves as the sole manager of SAGM which, in turn, is the sole manager of Global and, as a result, P.A. Novelly, SAGM and Global may be deemed to share beneficial ownership of the Global Shares; and (ii) P.A. Novelly currently serves as the Chief Executive Officer of Apex Holding and, as a result, P.A. Novelly and Apex Holding may be deemed to share beneficial ownership of the Apex Shares (collectively, the “Management Changes”). The Amendment also reports that, as of April 26, 2022, Tony Novelly no longer beneficially owned the Global Shares or the Apex Shares, but that he continues to beneficially own 265,000 Shares held by a family trust of which he is trustee. As a result of the Interim Transactions and the Management Changes, the Board of Directors of the Company deems that the Company may have undergone a change in control.

No consideration was given or received by any party in exchange for the Management Changes.

There is no arrangement or understanding between or among P.A. Novelly, Tony Novelly, Global, SAGM, Apex Holding or any of their respective associates with respect to election of directors of the Company or other matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUTUREFUEL CORP. By: /s/ Rose M. Sparks Rose M. Sparks, Chief Financial Officer Date: June 10, 2022